Exhibit 99.1
Segment Information and Regulation G Reconciliation
Fifty Three Weeks Ended June 20, 2009

					EBITDA	Identical	Sales per
		Depreciation			as % of	Store	Square
	Segment Income	and Amortization	EBITDA	Sales	Sales	Sales	Foot
Fresh	152,159	89,305	241,464	4,743,157	5.09%	0.5%	469
Price Impact	(1,635)	99,120	97,485	4,098,268	2.38%	-0.8%	538
Gourmet	25,570	9,837	35,407	282,120	12.55%	2.9%	843
Other	2,443	3,814	6,257	260,219	2.40%	11.1%	599

Total Store EBITDA	178,537	202,076	380,613	9,383,764	4.06%

Corporate			(70,780)
Reconciling items			(101,794)

Total A&P EBITDA			208,039

Fiscal Year Ended February 23, 2008

					EBITDA	Identical	Sales per
		Depreciation			as % of	Store	Square
	Segment Income	and Amortization	EBITDA	Sales	Sales	Sales	Foot
Fresh	147,109	91,664	238,773	4,818,250	4.96%	1.1%	462
Price Impact	20,520	98,724	119,244	4,161,234	2.87%	0.8%	540
Gourmet	24,866	10,119	34,985	281,767	12.42%	7.2%	845
Other	2,184	3,722	5,906	254,935	2.32%	19.7%	547

Total Store EBITDA	194,679	204,229	398,908	9,516,186	4.19%

Corporate			(72,921)
Reconciling items			(111,782)

Total A&P EBITDA			214,205

Fiscal Year Ended February 24, 2007

					EBITDA	Identical	Sales per
		Depreciation			as % of	Store	Square
	Segment Income	and Amortization	EBITDA	Sales	Sales	Sales	Foot
Fresh	77,441	99,566	177,007	4,840,057	3.66%	2.1%	457
Price Impact	20,819	18,424	39,243	1,065,894	3.68%	0.7%	534
Gourmet	16,613	9,876	26,489	257,551	10.28%	2.4%	791
Other	(2,931)	4,378	1,447	231,836	0.62%	15.4%	500

Total Store EBITDA	111,942	132,244	244,186	6,395,338	3.82%

Corporate			(84,755)
Reconciling items			(20,519)

Total A&P EBITDA			138,912

Fiscal Year Ended February 25, 2006

					EBITDA	Identical	Sales per
		Depreciation			as % of	Store	Square
	Segment Income	and Amortization	EBITDA	Sales	Sales	Sales	Foot
Fresh	84,345	93,176	177,521	4,840,057	3.67%	0.4%	452
Price Impact	(404)	2,877	2,473	1,065,894	0.23%	0.4%	530
Gourmet	15,141	8,490	23,631	257,551	9.18%	2.6%	766
Other	(9,400)	3,387	(6,013)	231,836	-2.59%	2.9%	439

Total Store EBITDA	89,682	107,930	197,612	6,395,338	3.09%

Corporate			(94,884)
Reconciling items			18,864

Total A&P EBITDA			121,592